Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 4, 2026, with respect to the consolidated financial statements of Weatherford International plc, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Houston, Texas
November 13, 2026